Graphic Packaging Holding Company Reports Second Quarter 2024 Financial Results

Second Quarter 2024 Highlights

•Delivered strong EBITDA and margin performance, in line with expectations
•Generated Innovation Sales Growth of $51 million
•Divested Augusta, Georgia bleached paperboard manufacturing facility
•Repurchased approximately 2.4% of Graphic Packaging Holding Company common shares outstanding

Second Quarter 2024 Financial Results

•Net Sales $2,237 million, versus $2,392 million in 2023
•Net Income $190 million, versus $150 million in 2023
•Adjusted EBITDA $402 million, versus $453 million in 2023
•Adjusted EBITDA Margin 18.0%, versus 18.9% in 2023
•Earnings per Diluted Share $0.62 versus $0.49 in 2023
•Adjusted Earnings per Diluted Share $0.60, versus $0.66 in 2023
•Net Leverage 2.9x, versus 3.0x in second quarter 2023

ATLANTA, July 30, 2024 – Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leader in sustainable consumer packaging, today reported second quarter 2024 results.

Net Income was $190 million, or $0.62 per share, based upon 306.9 million weighted average diluted shares. This compares to second quarter 2023 Net Income of $150 million, or $0.49 per share, based upon 309.1 million weighted average diluted shares. The second quarter of 2024 was impacted by a net gain from special items of $22 million and the second quarter of 2023 was impacted by a net charge from special items of $37 million. When adjusting for special items and amortization of purchased intangibles, Adjusted Net Income for the second quarter of 2024 was $183 million, or $0.60 per diluted share. This compares to second quarter 2023 Adjusted Net Income of $203 million, or $0.66 per diluted share.

Michael Doss, the Company’s President and CEO said, “Second quarter played out largely as expected, with continued strength in Foodservice and Beverage results, and strong execution driving solid Adjusted EBITDA. Consumers are responding to higher prices by shifting their purchasing patterns, and our portfolio, designed to move with the consumer, is doing just that. Graphic Packaging's innovation leadership was on full display in the quarter with a big win for PapersealTM Shape at one of the UK's largest food retailers. We are delivering the sustainable packaging solutions consumers prefer and are on track to reach $200 million in Innovation Sales Growth during 2024.

"On May 1st, we divested the Augusta bleached paperboard manufacturing facility, eliminating most of our open market bleached paperboard sales and removing a significant source of earnings volatility. We used a portion of the proceeds to repurchase approximately 2.4% of our outstanding common shares and will continue to return substantial cash to stockholders through dividends and share repurchase over the next several years as sales and cash flow grow."

Operating Results

Net Sales

Net Sales decreased 6% or $155 million to $2,237 million in the second quarter of 2024, compared to $2,392 million in the prior year period. The decline was driven by the divestiture of the Augusta, GA bleached paperboard manufacturing facility and reduced open market sales participation of $83 million and a net decline in sales from packaging operations of $73 million, primarily price and mix. Other acquisitions and divestitures (excluding Augusta) had a $16 million favorable impact on sales in the quarter, while foreign exchange had a $15 million unfavorable impact.

EBITDA

EBITDA for the second quarter of 2024 was $458 million, $24 million higher than the second quarter of 2023. After adjusting both periods for business combinations and other special items, Adjusted EBITDA was $402 million in the second quarter of 2024 versus $453 million in the second quarter of 2023. The $51 million decline in Adjusted EBITDA was driven primarily by the divestiture of the Augusta, GA bleached paperboard manufacturing facility, related bleached paperboard price and volume declines, and incremental planned maintenance expense (totaling $47 million), in line with expectations. Excluding those items, the negative impact of lower sales and modest cost inflation were offset by Net Performance. Other acquisitions and divestitures (excluding Augusta) had a $4 million favorable impact on EBITDA in the quarter, while foreign exchange had an $8 million unfavorable impact. Adjusted EBITDA Margin including the negative impact of maintenance, the divestiture, and reduced open market paperboard participation was 18.0% versus 18.9% in the prior year quarter.

Other Results and Commentary

Total Debt decreased $250 million to $5,285 million, and Net Debt decreased $250 million to $5,160 million, compared to the prior year second quarter. The Company's second quarter 2024 Net Leverage Ratio was 2.9x compared to 3.0x in the prior year quarter. During the quarter, the Company issued $500 million of 6.375% Senior Notes due 2032 and amended the approximately $2.8 billion Senior Secured Credit Facility to, along with other adjustments, extend the maturity from April 2026 to June 2029.

Capital expenditures in the quarter were $249 million, versus $189 million in the second quarter of 2023, primarily reflecting an acceleration in the timing of equipment purchases for the Waco, Texas recycled paperboard manufacturing facility.

The divestiture of the Company’s Augusta, Georgia bleached paperboard manufacturing facility was completed on May 1, 2024.

The Company returned approximately $261 million to stockholders during first half of 2024 through dividends and share repurchase activity. During the second quarter, the Company repurchased approximately 2.4%, or approximately 7.2 million shares of its common stock outstanding, for $200 million. Regular dividends of approximately $31 million and $30 million were paid in the first and second quarter, respectively.

2024 Annual Guidance

The Company is reiterating 2024 financial guidance:
•Adjusted EBITDA: $1.73 billion to $1.83 billion
•Adjusted Earnings per Diluted Share: $2.65 to $2.85

Innovation Sales Growth, Net Performance, and Non-GAAP Reconciliations

Innovation Sales Growth is defined as incremental sales of a product that delivers a significant change in materials used, package functionality, or design to a new or existing customer. Net Performance is defined as the impact of cost and productivity initiatives, production efficiencies and/or disruptions, and other operating impacts. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Debt and Net Leverage is attached to this release.

Earnings Call (New Dial-In Numbers)

The Company will host a conference call at 10:00 a.m. ET today (July 30, 2024) to discuss the results of second quarter 2024. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by using the following dial-in numbers:

Toll-Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 477193

Contacts
Investors: Investor.Relations@graphicpkg.com
Media: Comms@graphicpkg.com

Forward Looking Statements

Any statements of the Company's expectations in this press release, including but not limited to Innovation Sales Growth for 2024, sales and cash flow growth in the next few years, and 2024 Adjusted EBITDA and Adjusted Earning per Diluted Share guidance, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2024	2023	2024	2023
Net Sales	$2,237	$2,392	$4,496	$4,830
Cost of Sales	1,756	1,886	3,489	3,764
Selling, General and Administrative	197	205	412	402
Other Expense, Net	16	15	32	33
Business Combinations, Exit Activities and Other Special Items, Net	(56)	19	(39)	34
Income from Operations	324	267	602	597
Nonoperating Pension and Postretirement Benefit Expense	—	—	(1)	(1)
Interest Expense, Net	(60)	(60)	(119)	(118)
Income before Income Taxes	264	207	482	478
Income Tax Expense	(74)	(57)	(127)	(121)
Net Income	$190	$150	$355	$357

Net Income Per Share - Basic	$0.62	$0.49	$1.16	$1.16
Net Income Per Share - Diluted	$0.62	$0.49	$1.15	$1.15

Weighted Average Number of Shares Outstanding - Basic	305.7	308.2	306.7	308.4
Weighted Average Number of Shares Outstanding - Diluted	306.9	309.1	307.9	309.4

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and Cash Equivalents	$125	$162
Receivables, Net	875	835
Inventories, Net	1,699	1,754
Assets Held for Sale	11	—
Other Current Assets	130	94
Total Current Assets	2,840	2,845
Property, Plant and Equipment, Net	4,826	4,992
Goodwill	2,014	2,103
Intangible Assets, Net	722	820
Other Assets	426	415
Total Assets	$10,828	$11,175

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$327	$764
Accounts Payable	973	1,094
Other Accrued Liabilities	663	731
Total Current Liabilities	1,963	2,589
Long-Term Debt	4,930	4,609
Deferred Income Tax Liabilities	666	731
Other Noncurrent Liabilities	456	464

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 300,101,971 and 306,058,815 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	3	3
Capital in Excess of Par Value	2,031	2,062
Retained Earnings	1,167	1,029
Accumulated Other Comprehensive Loss	(389)	(313)
Total Graphic Packaging Holding Company Shareholders’ Equity	2,812	2,781
Noncontrolling Interest	1	1
Total Equity	2,813	2,782
Total Liabilities and Shareholders' Equity	$10,828	$11,175

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
In millions	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$355	$357
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	281	304
Deferred Income Taxes	(70)	38
Gain on Disposal of Business	(75)	—
Asset Impairment Charges	—	7
Other, Net	30	35
Changes in Operating Assets and Liabilities	(357)	(450)
Net Cash Provided by Operating Activities	164	291
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(564)	(372)
Packaging Machinery Spending	(16)	(13)
Acquisition of Businesses, Net of Cash Acquired	—	(100)
Proceeds from the Sale of Business	711	—
Beneficial Interest on Sold Receivables	96	60
Beneficial Interest Obtained in Exchange for Proceeds	(50)	(9)
Other, Net	(2)	(3)
Net Cash Provided By (Used In) Investing Activities	175	(437)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(200)	(29)
Proceeds from Issuance of Debt	756	—
Retirement of Long-Term Debt	(400)	—
Payments on Debt	(19)	(10)
Borrowings under Revolving Credit Facilities	2,479	2,636
Payments on Revolving Credit Facilities	(2,892)	(2,379)
Repurchase of Common Stock related to Share-Based Payments	(23)	(20)
Debt Issuance Costs	(14)	—
Dividends Paid	(61)	(61)
Other, Net	6	(6)
Net Cash (Used In) Provided By Financing Activities	(368)	131
Decrease in Cash and Cash Equivalents, including Cash classified within Assets Held for Sale	(29)	(15)
Less Cash reclassified to Assets Held for Sale	—	7
Effect of Exchange Rate Changes on Cash	(8)	(3)
Net Decrease in Cash and Cash Equivalents	(37)	(25)
Cash and Cash Equivalents at Beginning of Period	162	150
Cash and Cash Equivalents at End of Period	$125	$125

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude gains or charges associated with: the Company's business combinations, facility shutdowns, and other special items. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2024	2023	2024	2023
Net Income	$190	$150	$355	$357
Add (Subtract):
Income Tax Expense	74	57	127	121
Interest Expense, Net	60	60	119	118
Depreciation and Amortization	134	167	283	307
EBITDA	458	434	884	903
(Gains) Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	(56)	19	(39)	34
Adjusted EBITDA	$402	$453	$845	$937

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	18.0%	18.9%	18.8%	19.4%

Net Income	$190	$150	$355	$357
(Gains) Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	(56)	19	(39)	34
Accelerated Depreciation Related to Exit Activities	3	30	15	32
Tax Impact of Business Combinations, Exit Activities and Other Special Items, Net, Accelerated Depreciation and Other Tax Items	31	(12)	24	(15)
Amortization Related to Purchased Intangibles Assets, Net of Tax	15	16	31	32
Adjusted Net Income (a)	$183	$203	$386	$440

Adjusted Earnings Per Share - Basic (a)	$0.60	$0.66	$1.26	$1.43
Adjusted Earnings Per Share - Diluted (a)	$0.60	$0.66	$1.25	$1.42
(a) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	June 30,	June 30,	December 31,
In millions	2024	2023	2023
Net Income	$721	$706	$723
Add (Subtract):
Income Tax Expense	216	230	210
Equity Income of Unconsolidated Entity	(1)	—	(1)
Interest Expense, Net	240	225	239
Depreciation and Amortization	600	582	624
EBITDA	$1,776	$1,743	$1,795
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	8	48	81
Adjusted EBITDA	$1,784	$1,791	$1,876

	June 30,	June 30,	December 31,
Calculation of Net Debt:	2024	2023	2023
Short-Term Debt and Current Portion of Long-Term Debt	$327	$463	$764
Long-Term Debt (a)	4,958	5,072	4,632
Less:
Cash and Cash Equivalents	(125)	(125)	(162)
Net Debt	$5,160	$5,410	$5,234

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	2.9	3.0	2.8
(a) Excludes unamortized deferred debt issue costs.

	Six Months Ended
	June 30,
In millions	2024	2023
Net Cash Provided by Operating Activities	$164	$291
Net Cash Receipts from Receivables Sold included in Investing Activities	46	51
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Items, Net	39	9
Adjusted Net Cash Provided by Operating Activities	$249	$351
Capital Spending	(580)	(385)
Adjusted Cash Flow	$(331)	$(34)